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                                                             Page 10 of 11 pages
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                          CONSENT IN LIEU OF A MEETING

                                     OF THE

                              BOARD OF DIRECTORS OF

               VAN KAMPEN AMERICAN CAPITAL ASSET MANAGEMENT, INC.

                            (a Delaware corporation)

         The undersigned, being all of the members of the Board of Directors of Van Kampen American Capital Asset Management, Inc., a Delaware corporation (the "Corporation"), in lieu of holding a special meeting of the Board of Directors of the Corporation, hereby adopt the following resolutions by unanimous written consent pursuant to Section 141(f) of the General Corporation Law of the State of Delaware:

                 RESOLVED, that any Vice President, Harold J. Schaaff, Jr., and Donald P. Ryan (the "Proper Officers") are each authorized to sign on behalf of the Corporation any reports to be filed under Section 13 and
         Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, with the Securities and Exchange Commission, each such authorization to cease automatically upon such individual's termination of employment with any affiliate of the Corporation; and

                 FURTHER RESOLVED, that all prior actions taken by the Proper Officers that are within the authority conferred by the foregoing resolution are approved, ratified and confirmed in all respects; and

                 FURTHER RESOLVED, that any and all actions to be taken, caused to be taken or heretofore taken by any officer of the Corporation in executing any and all documents, agreements and instruments and in taking any and all steps (including the payment of all expenses) deemed by such officer as necessary or desirable to carry out the intents and purposes of the foregoing resolutions are authorized, ratified and confirmed.

         The actions taken by this consent shall have the same force and effect as if taken at a special meeting of the Board of Directors duly called and constituted pursuant to the By-Laws of the Corporation and the laws of the State of Delaware.

         This consent may be executed in two or more counterparts, each of which shall be deemed an original for all purposes, and together shall constitute one and the same Consent.

         IN WITNESS WHEREOF, the undersigned have executed this consent of the Board of Directors as of the 11th day of February, 1997.

                                                 (signature page attached)

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                                                             Page 11 of 11 pages
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                        ASSISTANT SECRETARY'S CERTIFICATE
                                       OF
               VAN KAMPEN AMERICAN CAPITAL ASSET MANAGEMENT, INC.


         I, James J. Boyne, the duly elected and appointed Assistant Secretary of Van Kampen American Capital Asset Management, Inc., a Delaware corporation (the "Corporation"), hereby certifies that:

              a) Attached hereto, as Exhibit A, is a true and correct copy of the Consent in Lieu of the Meeting of the Board of Directors of the ___________ Corporation authorizing the proper signatories to sign Section 13 and Section 16 filings under the Securities Exchange Act of 1934.


         IN WITNESS WHEREOF, the Corporation has caused this certificate of the Assistant Secretary to be signed by James J. Boyne on this 12th day of February, 1997.

                                                 /s/ James J. Boyne
                                                 -------------------------------
                                                 James J. Boyne